                              PART II - OTHER INFORMATION

                                      Exhibit 11

                           COMPUTATION OF EARNINGS PER SHARE


                                                                            Years Ended June 30
                                                                 ----------------------------------------
                                                                 1994            1995              1996
                                                                 ----            ----              ----
PRIMARY EARNINGS PER SHARE:

Net income                                                   $4,053,000      $14,651,000      $19,124,000
                                                             ----------      -----------      -----------
                                                             ----------      -----------      -----------
Weighted average number of common
  shares outstanding during the period                       15,383,000       16,716,000       17,467,000
Common equivalent shares                                        208,000          323,000          534,000
                                                             ----------      -----------      -----------
Total common and common
  equivalent shares outstanding                              15,591,000       17,039,000       18,001,000
                                                             ----------      -----------      -----------
                                                             ----------      -----------      -----------

Net income per common and
  common equivalent share, primary                                 $.26             $.86            $1.06
                                                             ----------      -----------      -----------
                                                             ----------      -----------      -----------


FULLY DILUTED EARNINGS PER SHARE:

Net income                                                   $4,053,000      $14,651,000      $19,124,000
Net income adjustment -
   interest on convertible debt                                 125,000          121,000           54,000
                                                             ----------      -----------      -----------
Adjusted net income                                          $4,178,000      $14,772,000      $19,178,000
                                                             ----------      -----------      -----------
                                                             ----------      -----------      -----------

Weighted average number of common
  shares outstanding during the period                       15,383,000       16,716,000       17,467,000
Common equivalent shares assuming
  full dilution                                                 783,000          932,000          824,000
                                                             ----------      -----------      -----------
Total common and common equivalent
  shares assuming full dilution                              16,166,000       17,648,000       18,291,000
                                                             ----------      -----------      -----------
                                                             ----------      -----------      -----------

Net income per common and
  common equivalent share, fully diluted                           $.26             $.84            $1.05
                                                             ----------      -----------      -----------
                                                             ----------      -----------      -----------

Net income per common share as shown on the Company's Consolidated Statement of Operations is computed by dividing net income by the weighted average number of shares outstanding during each period. In 1994 and 1995, convertible debt is the principal reason for common equivalent shares for the fully diluted earnings per share computation. In 1996, incentive stock options are the primary reason for common equivalent shares for the fully diluted earnings per share computation.

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